Exhibit 99.1

BD Announces Early Tender Results and Upsizing of Maximum Tender Offers

FRANKLIN LAKES, NJ, December 1, 2016 – BD (Becton, Dickinson and Company) (NYSE: BDX) (the “Company”) today announced the early tender results for its previously announced tender offers to purchase for cash (i) any and all of the Company’s 1.450% senior notes due 2017 and listed in the first table below (the “Any and All Notes”), and (ii) in the order of priority set forth in the second table below, up to the applicable Maximum Tender SubCap of each of the Company’s 1.800% senior notes due 2017, 5.000% senior notes due 2019, 6.375% senior notes due 2019, 2.675% senior notes due 2019, 3.875% senior notes due 2024 and 3.734% senior notes due 2024 and listed in the second table below (collectively, “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Securities” and each a “series”), subject to an aggregate maximum tender cap.

In addition, the Company has amended the Maximum Tender Offers to (i) increase the previously announced Maximum Tender SubCap for its 6.375% senior notes due 2019 from $250,000,000 to $338,376,000, (ii) increase the previously announced Maximum Tender SubCap for its 3.875% senior notes due 2024 from $150,000,000 to $221,111,000, (iii) increase the previously announced Maximum Tender SubCap for its 3.734% senior notes due 2024 from $50,000,000 to $375,000,000, (iv) increase the aggregate maximum tender cap from $1,100,000,000 to $1,462,819,000 and (v) extend the expiration date of the Maximum Tender Offers from 11:59 p.m., New York City time, on December 14, 2016 to 11:59 p.m., New York City time, on December 15, 2016. All other terms of the tender offers as previously announced remain unchanged. The tender offers are being made pursuant to the terms and conditions, including a financing condition in the case of the Maximum Tender Offer Notes, set forth in the offer to purchase, dated November 16, 2016, and the related letter of transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”). The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the tender offers.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on November 30, 2016 (the “Early Tender Date”), according to information provided by Global Bondholder Services Corporation, the tender and information agent for the tender offers, the aggregate principal amount of each series of Securities set forth in the tables below under “Principal Amount Tendered at Early Tender Date” has been validly tendered and not validly withdrawn in the tender offers. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on November 30, 2016.

Any and All Notes

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Out-standing
1.450% senior notes due 2017 (2)	075887BH1	$292,899,000	0.875% UST due 5/15/17	FIT3	+10 bps	$30	$191,975,000	65.54%

Maximum Tender Offer Notes

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Out-standing
1.800% senior notes due 2017 (2)	075887BD0	$1,250,000,000	$250,000,000	1	1.000% UST due 12/15/17	FIT4	+25 bps	$30	$1,102,474,000	88.20%
5.000% senior notes due 2019 (2)	075887AU3	$500,000,000	$275,000,000	2	1.000% UST due 11/15/19	FIT1	+40 bps	$30	$153,332,000	30.67%
6.375% senior notes due 2019 (2)	075887BJ7	$664,855,000	$338,376,000	3	1.000% UST due 11/15/19	FIT1	+50 bps	$30	$338,376,000	50.89%
2.675% senior notes due 2019 (2)	075887BE8	$1,250,000,000	$125,000,000	4	1.000% UST due 11/15/19	FIT1	+45 bps	$30	$980,639,000	78.45%
3.875% senior notes due 2024 (2)	075887BL2	$397,441,000	$221,111,000	5	2.000% UST due 11/15/26	FIT1	+75 bps	$30	$221,111,000	55.63%
3.734% senior notes due 2024 (2)	075887BF5	$1,750,000,000	$375,000,000	6	2.000% UST due 11/15/26	FIT1	+85 bps	$30	$697,755,000	39.87%

(1)	Per $1,000 principal amount.
(2)	Issuer: Becton, Dickinson and Company

Because the aggregate principal amount of 1.800% senior notes due 2017, 2.675% senior notes due 2019 and 3.734% senior notes due 2024 tendered and not validly withdrawn would exceed the applicable Maximum Tender SubCap, the Company will not accept for purchase all such Maximum Tender Offer Notes that have been tendered. Rather, the Company will accept Maximum Tender Offer Notes of each applicable series for purchase on a prorated basis, using a proration rate of approximately 23% for the 1.800% senior notes due 2017, approximately 13% for the 2.675% senior notes due 2019 and approximately 54% for the 3.734% senior notes due 2024. The Company will accept for purchase the aggregate principal amount of Maximum Tender Offer Notes tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment. The Company will accept all of the 5.000% senior notes due 2019, 6.375% senior notes due 2019 and 3.875% senior notes due 2024 validly tendered and not validly withdrawn as of the Early Tender Date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Securities specified in the tables above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 2:00 p.m., New York City time, on December 1, 2016. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment specified in the tables above. The Company expects to announce the pricing of the tender offers later today.

Only holders of Securities who validly tendered and did not validly withdraw their Securities at or prior to the Early Tender Date are eligible to receive the Total Consideration for Securities accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date but prior to or at the expiration date will be eligible to receive the Late Tender Offer Consideration. Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company makes payment for such Securities.

The Company has satisfied the financing condition in respect of the Maximum Tender Offer and expects to make payment for the Any and All Notes and Maximum Tender Offer Notes that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on December 12, 2016, which we refer to as the early settlement date.

Since the tender offers for Maximum Tender Offer Notes are fully subscribed as of the Early Tender Date, unless the Company increases one or more Maximum Tender SubCaps prior to the expiration date (with a corresponding increase to the aggregate maximum tender cap), no Maximum Tender Offer Notes tendered after the Early Tender Date will be accepted pursuant to the tender offers. Any and All Notes tendered after the Early Tender Date and prior to or at the expiration date of the tender offer for the Any and All Notes will be accepted for purchase in the manner described in the Offer Documents.

Information Relating to the Tender Offers

Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are the lead dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute an offer to buy or the solicitation of an offer to sell Securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

The full details of the tender offers are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information. The Tender Offer Documents may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/BectonDickinson or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About BD

BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has more than 40,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.

Contact:

Kristen Cardillo, Communications – 201-847-5657

Monique Dolecki, Investor Relations – 201-847-5378

Forward-Looking Statements

This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including in relation to the consummation of the tender offers. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.